Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

February 28, 2025

Huntington Bancshares Incorporated

41 South High Street

Columbus, Ohio 43287

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Huntington Bancshares Incorporated, a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of securities (collectively, the “Securities”) consisting of: (a) shares of common stock, $0.01 par value per share, of the Company (“Common Shares”); (b) shares of serial preferred stock, $0.01 par value per share, of the Company (“Preferred Shares”); (c) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”); (d) senior debt securities of the Company (“Senior Debt Securities”); (e) subordinated debt securities of the Company (“Subordinated Debt Securities”); (f) junior subordinated debt securities of the Company (“Junior Subordinated Debt Securities”), (g) warrants to purchase any other Securities (“Warrants”); (h) guarantees of payment by the Company (“Guarantees”); (i) purchase contracts of the Company (“Purchase Contracts”); and (j) units (“Units”) consisting of one or more other Securities, each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Huntington Bancshares Incorporated

February 28, 2025

4. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

5. A certificate executed by an officer of the Company, dated as of the date hereof;

6. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to Preferred Shares, Articles Supplementary setting forth the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approvals and, if applicable, acceptance for record, referred to herein as the “Corporate Proceedings”).

Huntington Bancshares Incorporated

February 28, 2025

6. Upon the issuance of any Securities that are Common Shares, including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Securities that are Preferred Shares, including (a) Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares and (b) Preferred Shares represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

8. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

Huntington Bancshares Incorporated

February 28, 2025

5. Upon the completion of all Corporate Proceedings relating to the Senior Debt Securities, the issuance of the Senior Debt Securities will be duly authorized.

6. Upon the completion of all Corporate Proceedings relating to the Subordinated Debt Securities, the issuance of the Subordinated Debt Securities will be duly authorized.

7. Upon the completion of all Corporate Proceedings relating to the Junior Subordinated Debt Securities, the issuance of the Junior Subordinated Debt Securities will be duly authorized.

8. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

9. Upon the completion of all Corporate Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

10. Upon the completion of all Corporate Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

11. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning United States federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Huntington Bancshares Incorporated

February 28, 2025

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP